UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2021

REXFORD INDUSTRIAL REALTY, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-36008	46-2024407
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

11620 Wilshire Boulevard, Suite 1000 Los Angeles California	90025
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number including area code: (310) 966-1680

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols	Name of each exchange on which registered
Common Stock, $0.01 par value	REXR	New York Stock Exchange
5.875% Series B Cumulative Redeemable Preferred Stock	REXR-PB	New York Stock Exchange
5.625% Series C Cumulative Redeemable Preferred Stock	REXR-PC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 OTHER EVENTS

On September 27, 2021, Rexford Industrial Realty, Inc. (the “Company”) completed an underwritten public offering of 9,600,000 shares of its common stock, $0.01 par value per share (the “Common Stock”), of which 3,100,000 shares of Common Stock were offered directly by the Company, and 6,500,000 shares of Common Stock were offered, at the request of the Company, by the forward purchasers (as defined below) or their affiliates in connection with the forward sale agreements described below, at a purchase price to the underwriters of $58.65 per share. The shares of Common Stock were offered by the underwriters to purchasers directly or through agents, or through brokers in brokerage transactions on the NYSE, or to dealers in negotiated transactions or in a combination of such methods of sale, at prices related to such prevailing market prices or at negotiated prices. The underwriters have also been granted an option to purchase an additional 1,440,000 shares of Common Stock at the purchase price described above, which is exercisable for 30 days from the date of the underwriting agreement (as defined below). Upon any exercise of such option, the Company expects to enter into an additional forward sale agreement with each of the forward purchasers (on substantially the same terms as the initial forward sale agreements) in respect of the number of shares sold by the applicable forward purchaser or its affiliate in connection with the exercise of such option.

In connection with the issuance and sale of shares of the Common Stock, the Company entered into (a) forward sale agreements (the “forward sale agreements”) with each of BofA Securities, Inc. and J.P. Morgan Securities LLC (or affiliates thereof) (in such capacity, the “forward purchasers”), and (b) together with Rexford Industrial Realty, L.P. (the “Operating Partnership”), an underwriting agreement (the “underwriting agreement”) with BofA Securities, Inc. and J.P. Morgan Securities LLC, as underwriters (the “underwriters”), the forward purchasers and the forward sellers referred to below. The underwriting agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which the Company and the Operating Partnership have agreed to indemnify the underwriters, the forward purchasers and the forward sellers against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to the underwriting agreement, the Company has agreed not to sell or transfer any shares of Common Stock or any securities convertible into or exercisable or exchangeable for the Common Stock for 30 days after September 22, 2021 without first obtaining the written consent of BofA Securities, Inc. and J.P. Morgan Securities LLC, subject to certain exceptions. A copy of the underwriting agreement is attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. Copies of the forward sale agreements are attached as Exhibits 1.2 and 1.3 to this Current Report on Form 8-K and are incorporated herein by reference.

On September 27, 2021, the Company issued an aggregate of 3,100,000 shares of Common Stock to the underwriters, and the forward purchasers or their affiliates borrowed and sold (in such capacity, the “forward sellers”) an aggregate of 6,500,000 shares of Common Stock to the underwriters in connection with the closing of the offering. The Company received net proceeds of approximately $181.7 million from the sale of the 3,100,000 shares of Common Stock that it initially issued and sold in the offering, but the Company did not receive any proceeds from the sale of the 6,500,000 shares of Common Stock by the forward purchasers (or their affiliates). The Company will contribute these proceeds to the Operating Partnership in exchange for common units of limited partnership interests in the Operating Partnership. The Operating Partnership intends to use all of the net proceeds from the sale of the 3,100,000 shares of Common Stock that the Company initially offered and sold in the offering, together with cash on hand, to fund the Company’s previously-announced acquisition of an industrial property comprising approximately 83 acres located within Los Angeles County. Pending application of cash proceeds, the Operating Partnership will invest the net proceeds in interest-bearing accounts and short-term, interest-bearing securities in a manner that is consistent with our intention to qualify for taxation as a real estate investment trust.

Assuming full physical settlement of the forward sale agreements at an initial forward sale price of $58.65 per share, the Company expects to receive net proceeds of approximately $381.0 million (or approximately $465.4 million if the underwriters’ option to purchase additional shares is exercised in full), subject to certain adjustments pursuant to the forward sale agreements. The Company intends to contribute the net proceeds from the settlement of the 6,500,000 shares of Common Stock (or 7,940,000 shares of Common Stock if the underwriters’ option to purchase additional shares is exercised in full) under the forward sale agreements to the Operating Partnership in exchange for common units of limited partnership interests in the Operating Partnership. The Company expects the Operating Partnership will use such proceeds to fund future acquisitions, fund development or redevelopment activities and for general corporate purposes.

The shares were offered and sold under a prospectus supplement and related prospectus filed with the Securities and Exchange Commission pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-249932). Copies of the underwriting agreement and the forward sale agreements are attached as exhibits to this Current Report on Form 8-K and are incorporated herein by reference. The summary set forth above is qualified in its entirety by reference to such exhibits.

In connection with the filing of the prospectus supplement, the Company is filing as Exhibit 5.1 to this Current Report on Form 8-K an opinion of its counsel, Venable LLP, regarding certain Maryland law issues regarding its Common Stock.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated September 22, 2021, by and among Rexford Industrial Realty, Inc., Rexford Industrial Realty, L.P. and BofA Securities, Inc. and J.P. Morgan Securities LLC, as underwriters, BofA Securities, Inc. and J.P. Morgan Securities LLC, in their capacity as forward sellers, and Bank of America, N.A. and JPMorgan Chase Bank, National Association, in their capacity as forward purchasers.

1.2	Confirmation of Registered Forward Transaction, dated September 22, 2021, by and between Rexford Industrial Realty, Inc. and Bank of America, N.A.

1.3	Confirmation of Registered Forward Transaction, dated September 22, 2021, by and between Rexford Industrial Realty, Inc. and JPMorgan Chase Bank, National Association.

5.1	Opinion of Venable LLP.

23.1	Consent of Venable LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Rexford Industrial Realty, Inc.

Date: September 27, 2021	/s/ Michael S. Frankel
Michael S. Frankel
Co-Chief Executive Officer (Principal Executive Officer)

Rexford Industrial Realty, Inc.

Date: September 27, 2021	/s/ Howard Schwimmer
Howard Schwimmer
Co-Chief Executive Officer (Principal Executive Officer)